UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 11, 2009

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 11, 2009, Health Net, Inc. (the “Company”) completed the sale of all of the outstanding shares of capital stock of its New York, New Jersey, Connecticut and Bermuda subsidiaries that conduct the Company’s Northeast business (the “Acquired Companies”). The sale was made pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of July 20, 2009, by and among the Company, Health Net of the Northeast, Inc. (a wholly owned subsidiary of the Company) (“HNNE”), Oxford Health Plans, LLC (“Buyer”) and, solely for the purposes of guaranteeing Buyer’s obligations thereunder, UnitedHealth Group Incorporated (“United”). The Stock Purchase Agreement was previously filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2009 and is summarized in the Current Report on Form 8-K that the Company filed on July 21, 2009.

At the closing, United paid to the Company $350 million, consisting of (i) a $60 million minimum payment for the commercial membership of the acquired business and the Medicare and Medicaid businesses of the Acquired Companies, and (ii) $290 million representing a portion of the adjusted tangible net equity of the Acquired Companies at closing. Under the Stock Purchase Agreement, the Company will receive one-half of the remaining amount of the closing adjusted tangible net equity of the Acquired Companies on the first anniversary of closing and the other half on the second anniversary, subject to certain adjustments.

After closing, United could pay the Company additional consideration as its Northeast commercial members, Medicare and/or Medicaid businesses transition to other United products to the extent such amounts exceed the initial minimum payment of $60 million. HNNE will continue to serve the members of the Acquired Companies under Administrative Services Agreements it entered into on the closing date with United and certain of its affiliates, until all members are either transitioned to United or non-renewed. The Company expects the Administrative Services Agreements to be in effect for approximately two years following the closing of the transaction.

On the closing date, the Company, HNNE, Buyer and United entered into an amendment to the Stock Purchase Agreement. Among other things, the amendment modifies the payment HNNE is entitled to receive based on the profits associated with the Acquired Companies’ Medicare business for the year ended December 31, 2010. Prior to the amendment, at closing Seller would have received a payment in an amount equal to 50% of the estimated profits associated with this business (subject to a cap of $10 million) for 2010. Under the amendment, this payment will be deferred until after the calculation of the actual profits for the Medicare business for 2010 has been finalized. In the event that the Acquired Companies renew the Medicare contract for the acquired business for the year ended December 31, 2011, Buyer will be entitled to all of the after tax profits and losses relating to the business for that year (subject to certain limitations). The amendment also makes other clarifications and deletes provisions that are no longer necessary due to the timing of the closing of the transaction.

In addition, at the closing, the Company’s subsidiary, Health Net Life Insurance Company, entered into a Business Transition Agreement with certain affiliates of United, pursuant to which the United affiliates acquired membership renewal rights for the Health Net Life Insurance Company health care business in the states of Connecticut and New Jersey. The Company also entered into a Non-Competition Agreement with Buyer at closing, pursuant to which it has agreed not to compete with the acquired business in the States of New York, New Jersey, Connecticut and Rhode Island for a period of five years, and certain other restrictive covenants.

The foregoing summaries of the Stock Purchase Agreement and other transaction documents do not purport to be complete and are subject to the full text of such documents.

The Company has included pro forma financial statements in Exhibit 99.1. The unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 2008 and the nine months ended September 30, 2009 give effect to the disposition as if it had occurred on January 1, 2008. The unaudited pro forma consolidated balance sheet as of September 30, 2009 is presented as if the disposition occurred on September 30, 2009. A copy of the Company’s press release relating to the closing is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

CAUTIONARY STATEMENT: All statements in this report, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are subject to a number of risks and uncertainties. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, costs, fees and expenses related to the post-closing administrative services to be provided under the Administrative Services Agreements; potential termination of the Administrative Services Agreements by the service recipients should we breach such agreements or fail to perform all or a material part of the services required thereunder; any liabilities of the Northeast business that were incurred prior to the closing of its sale as well as those liabilities incurred through the winding-up and running-out period of the Northeast business; potential termination of our TRICARE North operations; rising health care costs; a continued decline in the economy; negative prior period claims reserve developments; investment portfolio impairment charges; volatility in the financial markets; trends in medical care ratios; unexpected utilization patterns or unexpectedly severe or widespread illnesses; membership declines; rate cuts affecting our Medicare or Medicaid businesses; litigation costs; regulatory issues; operational issues; health care reform and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q, and the risks discussed in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this report.

Item 9.01	Financial Statements and Exhibits.

(b), (d) Exhibits

Exhibit No.	Description of the Exhibit

Exhibit 99.1	Pro forma financial statements.

Exhibit 99.2	Press Release dated December 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

December 17, 2009	By:	/S/ JOSEPH C. CAPEZZA
	Name:	Joseph C. Capezza
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit

Exhibit 99.1	Pro forma financial statements.

Exhibit 99.2	Press Release dated December 11, 2009.